UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)     November 1, 2017

Impac Mortgage Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-14100	33-0675505
(Commission File Number)	(IRS Employer Identification No.)

19500 Jamboree Road, Irvine, California	92612
(Address of Principal Executive Offices)	(Zip Code)

(949) 475-3600

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02                                                 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 1, 2017, William S. Ashmore informed Impac Mortgage Holdings, Inc. (the “Company”) of his intention not to seek renewal of his employment agreement and to step down as President and as a member of the Company’s Board of Directors effective December 31, 2017, the date on which the term of his current employment agreement expires.   Mr. Ashmore’s determination to step down as a member of the Board of Directors did not arise from any disagreement with the Company, known to an executive officer of the Company, or from any matter relating to the Company’s operations, policies or practices.  On November 1, 2017, the Company and Mr. Ashmore entered into a Severance Agreement and General Release whereby Mr. Ashmore will receive for the 3 year period following January 1, 2018 $250,000 per year, which will be paid monthly.  The Company will also pay medical insurance premiums for Mr. Ashmore for 18 months as well as an amount equal to 40% of each monthly premium payment to cover tax liability.  Mr. Ashmore’s stock options will continue to vest and be exercisable until November 30, 2018, and, if Mr. Ashmore chooses, his current life insurance benefit will be transferred to Mr. Ashmore and the Company will post the collateral required for such benefit until December 31, 2019.

Item 7.01                                           Regulation FD.

On November 1, 2017, the Company issued a press release announcing leadership transition. A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release dated November 1, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPAC MORTGAGE HOLDINGS, INC.

Date: November 7, 2017

	By:	/s/ Todd R. Taylor
	Name:	Todd R. Taylor
	Title:	Chief Financial Officer